Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Signet Jewelers Limited:

We consent to the use of our report dated March 27, 2014, except as to Note 26, which is as of May 9, 2014, with respect to the consolidated balance sheets of Signet Jewelers Limited and subsidiaries as of February 1, 2014 and February 2, 2013, and the related consolidated income statements, statements of comprehensive income, statement of cash flows, and statements of shareholders’ equity for the 52 week period ended February 1, 2014, the 53 week period ended February 2, 2013, and the 52 week period ended January 28, 2012, and the effectiveness of internal control over financial reporting as of February 1, 2014, included on the Form 8-K of Signet Jewelers Limited dated May 12, 2014 and incorporated by reference into the registration statement on Form S-3 of Signet UK Finance plc (Nos. 333-195865) and registration statements on Form S-8 (Nos. 333-159987, 333-153435, 333-09634, 333-134192, 333-12304, 333-153422 and 333-08964) of Signet Jewelers Limited and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cleveland, Ohio

May 12, 2014